Exhibit 23.2

                       [Deloitte & Touche LLP Letterhead]


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Form 8-K under the Securities Exchange Act of 1934 of Heilig-Meyers Company to be filed on or about January 10, 1997 of our report dated January 5, 1996 on the financial statements of Weberg Division (a division of Weberg Enterprises, Inc.) as of and for the year ended December 31, 1994, which is contained in Registration Statement No. 333-16425 of Heilig-Meyers Company on Form S-4 under the Securities Act of 1933.

/s/ Deloitte & Touche LLP

Denver, Colorado
January 9, 1997